Putnam International Capital Opportunities Fund

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 	(000s omitted)

Class A		5,617
Class B		--
Class C		11

72DD2	(000s omitted)

Class M		34
Class Y		496

73A1

Class A		 0.117
Class B		--
Class C		0.002

73A2

Class M		0.024
Class R		--
Class Y		0.158

74U1	(000s omitted)

Class A		43,153
Class B		26,988
Class C		5,331

74U2	(000s omitted)

Class M		1,365
Class R		--
Class Y		3,421

74V1

Class A		$16.31
Class B		$15.91
Class C		$16.08

74V2

Class M		$16.11
Class R		$16.29
Class Y		$16.35